Exhibit 99.1

Collegium to Acquire BioDelivery Sciences Broadening Pain Portfolio

- Expected to be Immediately and Highly Accretive Driven by Identified Annual Synergies of at Least $75 Million -

- Will Diversify Revenue Growth and Accelerate Cash Flow Generation -

- Addition of BELBUCA® Provides a Second Growth Driver and ELYXYB™ Establishes Foothold in Neurology -

- Conference Call Scheduled for Today at 8:30 a.m. ET -

STOUGHTON, Mass. and Raleigh, N.C., February 14, 2022 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL) and BioDelivery Sciences International, Inc. (NASDAQ: BDSI) today announced a definitive agreement pursuant to which Collegium will acquire BDSI for $5.60 per share in cash.

BDSI has a portfolio of pain and neurology products that address serious and debilitating conditions. BDSI’s commercial growth driver, BELBUCA, is a meaningfully differentiated schedule III opioid product and is highly complementary to Collegium’s portfolio of pain products. Additional products in the BDSI portfolio include Symproic®, a contributor, and ELYXYB, a neurology product in its early launch phase.

“We are excited to announce this acquisition, which represents a major step forward in our mission to build a leading, diversified specialty pharmaceutical company committed to improving the lives of people suffering from serious medical conditions,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “The BDSI portfolio expands and enhances Collegium’s differentiated pain offerings and establishes a foothold in neurology, a strategic market adjacency. Importantly, we expect this acquisition will be immediately and highly accretive by expanding our revenue scale and generating significant synergies.”

“We are pleased to announce the transaction with Collegium, which we view as a testament to the attractiveness of our portfolio and long-term value of our brands,” said Jeff Bailey, Chief Executive Officer of BDSI. “Our team has worked diligently to grow our differentiated products. We believe that this transaction will deliver benefits to patients and prescribers and create significant value for our shareholders.”

Transaction Rationale

•	Strategically aligned with Collegium’s mission to build a leading, diversified specialty pharmaceutical company committed to improving the lives of people suffering from serious medical conditions

•	Diversifies and expands Collegium’s revenues by adding BELBUCA as a second and highly complementary growth driver to Collegium’s highly differentiated pain portfolio, in addition to a contributor with Symproic, and a new product launch opportunity with ELYXYB

•	Further strengthens Collegium’s financial position through increased revenue scale, immediate and significant earnings accretion, and accelerated cash flow generation, driven by identified annual run rate synergies of at least $75 million expected to be achieved within twelve months post-closing

•	ELYXYB provides entry into the neurology market, a strategic market adjacency previously identified by Collegium

Additional Transaction Details

•	Under the terms of the definitive agreement, Collegium will promptly commence a tender offer to acquire all the outstanding shares of BDSI at the price of $5.60 per share

•	The offer price of $5.60 represents a 54% premium to BDSI closing share price of $3.64 as of Friday, February 11, 2022, and implies a fully diluted equity value of approximately $604 million using the treasury stock method

•	The all-cash consideration will be funded by a combination of Collegium existing cash on hand and a $650 million secured financing from funds managed by Pharmakon Advisors, LP (“Pharmakon”), with a four-year term, which will bear an interest rate of Libor+750bps and will be amortized over four years

•	As part of the transaction, Collegium will repay the existing Collegium term loan from Pharmakon and the existing BDSI term loan from Pharmakon

•	Post-closing, we expect Collegium net leverage to be below 3.0x based on estimated fiscal year 2021 pro forma combined EBITDA including run rate synergies

•	Collegium expects to achieve annual run rate synergies of at least $75 million, based off of BDSI estimated 2021 operating expenses, within twelve months post-closing

•	Collegium expects this transaction to be highly accretive to earnings in 2022 and 2023

Timing to Close

The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close late in the first quarter 2022, subject to customary closing conditions, including receipt of required regulatory approvals and the tender of a majority of outstanding shares of BDSI’s common stock. Following the successful closing of the tender offer, Collegium will acquire any shares of BDSI that are not tendered in the tender offer through a second-step merger at the same consideration as paid in the tender offer.

Advisors

Jefferies LLC is acting as the exclusive financial advisor to Collegium. Moelis & Company LLC is acting as the exclusive financial advisor to BDSI. Troutman Pepper Hamilton Sanders LLP is serving as legal counsel to Collegium. Goodwin Procter LLP is serving as legal counsel to BDSI.

Conference Call and Webcast

The Company will host a conference call and live audio webcast on Monday, February 14, 2022, at 8:30 a.m. Eastern Time. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Pharmaceutical Investor Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium Pharmaceutical is building a leading, diversified specialty pharmaceutical company committed to improving the lives of people suffering from serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the company’s website at www.collegiumpharma.com.

About BioDelivery Sciences International, Inc.

BioDelivery Sciences International, Inc. is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of differentiated pain and neurology products and leverages its experienced sales and marketing organization to educate prescribers on their unique features. BDSI's products address serious and debilitating conditions, including chronic pain, acute migraine and opioid-induced constipation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to the acquisition of BioDelivery Sciences International, Inc. (“BDSI”) and the anticipated timing and benefits thereof, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, potential synergies, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations.  Actual results may differ materially from management’s expectations and such forward-looking statements in this press release could be affected as a result of various important factors, including risks relating to, among others: risks related to our ability to complete the transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied, including whether sufficient stockholders of BDSI tender their shares in the transaction; the outcome of legal proceedings that may be instituted against BDSI and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of our common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; risks related to future opportunities and plans for BDSI and its products, including uncertainty of the expected financial performance of BDSI and its products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P.; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our and BDSI’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Additional Information about the Transaction and Where to Find It

The tender offer (the “Offer”) described in this press release has not yet commenced, and this release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of BDSI or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Collegium and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by BDSI. The Offer to purchase the outstanding shares of common stock of BDSI will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by BDSI under the “Investors” section of BDSI’s website at ir.bdsi.com. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Collegium under the “Investors” section of Collegium’s website at ir.collegiumpharma.com.

Contact:
Alex Dasalla

Head of Investor Relations and Corporate Communications

adasalla@collegiumpharma.com